Item 30. Exhibit (g) i. a. i.

AMENDMENT #1 to the

AUTOMATIC QUOTA SHARE, FACULTATIVE AND AUTOMATIC EXCESS YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

(hereinafter referred to as the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: November 21, 2020

Coverage: APEX Variable Universal Life

TAI Code: [ ] Reinsurer Agreement: [ ]

Effective January 1, 2023, the above-referenced Agreement is hereby amended to include the following change:

Exhibit B of the Agreement is hereby deleted and replaced in its entirety with the attached Exhibit B – Plans Covered and Binding Limits (Effective January 1, 2023)

This Amendment does not alter, amend, or modify the Agreement other than as set forth in this Amendment, and all other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	March 7, 2023
Chad Madore
Head of Reinsurance Development

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Jean-Francois Poulin	Date:	March 1, 2023
Jean-Francois Poulin
EVP, Life Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Michael Mulcahy	Date:	March 2, 2023
Michael Mulcahy
SVP, Life Reinsurance

EXHIBIT B: Plans Covered and Binding Limits

B.1       Plan, Riders and Benefits

a)	Issuing Companies: Policies issued by Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.
b)	Type of Business: Life insurance only. [ ].
c)	Plans of Insurance: [ ] Variable Life Insurance Policy and the following riders: [ ].

[       ][       ].

The Ceding Company [       ]:

1.	[ ]

The [        ].

2.	[ ]

From the Reinsurer’s perspective, [       ].

The [       ].

[      ].

[       ].

[       ]

The [       ].

[       ].

d)	Eligible Policies: [ ] Variable Life Insurance Policies and increases that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those Policies issued as continuations of such Policies under the Agreement (including Policies [ ] the Effective Date of this Agreement).

e)	Basis of Reinsurance:

[       ]

The Reinsurer shall [      ].

[       ]

The Reinsurer shall [       ].

f)       Issue Ages: [        ]

B.2       Automatic Reinsurance Limits

a)	Reinsurer’s Share:

[      ]

Automatic Quota Share: [         ]%

Automatic Excess: [        ]%

[      ]

Automatic Quota Share: [       ]%

Automatic Excess: [         ]%

b)	Ceding Company’s Retention:

[       ]

Automatic Quota Share: The Ceding Company will retain [        ]% of the first $[         ] up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [          ].

[         ]

Automatic Quota Share: The Ceding Company will retain [       ]% of the first $[        ]up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [         ].

c)	Reinsurer’s Automatic Binding Limit:

[        ]

Automatic Quota Share: Maximum $[       ]

Automatic Excess: Up to an additional $[         ]

The total of new reinsurance on a life (ultimate amount, including contractual increases) and the ultimate amount already reinsured on that life under this Agreement, and all other agreements between the Parties will not exceed $[        ].

[          ]

Automatic Quota Share: Maximum $[         ]

Automatic Excess: Up to an additional $[          ]

The total of new reinsurance on a life (ultimate amount, including contractual increases) and the ultimate amount already reinsured on that life under this Agreement, and all other agreements between the Parties will not exceed $[         ].

d)	Automatic Issue Limit:

[           ]

Automatic Quota Share:

Minimum Face Amount: $[         ]

Maximum Face Amount: $[         ]

Automatic Excess:

Minimum Face Amount: $[         ]

Maximum Face Amount: $[        ]

[        ]

Automatic Quota Share:

Minimum Face Amount: $[        ]

Maximum Face Amount: $[        ]

Automatic Excess:

Minimum Face Amount: $[         ]

Maximum Face Amount: $[         ]

B.3       Jumbo Limit

“Jumbo Limit” means $[          ] of life insurance. If the Jumbo Exposure exceeds the Jumbo Limit it will not be eligible for automatic reinsurance, in accordance with Section 3.1.

“Jumbo Exposure” is defined as the [         ].

“Applied For” means a [           ].

“1035 Exchange” is defined as [         ].

The Ceding Company [            ].

Prior to issuing a Policy, the Ceding Company will [           ].

B.4       Minimum Initial Cession Amount

Minimum $[           ]

B.5       Lead Underwriter Reinsurer

The Parties agree [        ].

Examples of [         ]:

•	[ ].
•	[ ].
•	[ ].

Requests [        ]:

•	[ ]; or
•	[ ].

Regardless [        ].

The [           ].